As filed with the Securities and Exchange Commission on March 31, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOME BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Arkansas	6022	71-0682831
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS Employer Identification Number)
719 Harkrider Street, Suite 100, Conway, Arkansas 72032
(501) 339-2929
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Douglas Buford, Jr. Courtney C. Crouch, III Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. 425 W. Capitol Ave., Ste. 1800 Little Rock, Arkansas 72201 Telephone: (501) 688-8866	Sanford M. Brown Alston & Bird LLP 2200 Ross Avenue, Suite 2300 Dallas, Texas 75201 Telephone: (214) 922-3505
Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260446
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction K to Form S-4, to register additional shares of common stock of Home BancShares, Inc. (the “Company”), comprising the same class of securities covered by Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-260446) filed for the same offering and declared effective by the Securities and Exchange Commission (“SEC”) on November 12, 2021. The need for this Registration Statement arises from the anticipated issuance of additional shares of common stock by the Company in connection with the consummation of the merger of HOMB Acquisition Sub III, Inc. with and into Happy Bancshares, Inc. (“Happy”) and Happy with and into the Company, due to the exercise of Happy employee stock options and the purchase of Happy common stock by the Happy KSOP (as defined by the Agreement and Plan of Merger dated September 15, 2021) under the terms of such plan after the effectiveness of the earlier Registration Statement.
INCORPORATION BY REFERENCE

Unless otherwise inconsistent with this Registration Statement, the contents of Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-260446) are hereby incorporated in this Registration Statement by reference.
Exhibit Index

Exhibit Number		Description

5.1	—	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. regarding legality of securities.
8.1	—	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. regarding certain U.S. federal income tax matters.
8.2	—	Opinion of Alston & Bird LLP regarding certain U.S. federal income tax matters.
15.1	—	Awareness Letter of BKD, LLP regarding unaudited interim financial information.
23.1	—	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (contained in its opinion filed as Exhibit 5.1).
23.2	—	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. as to its tax opinion (contained in its opinion filed as Exhibit 8.1).
23.3	—	Consent of Alston & Bird LLP as to its tax opinion (contained in its opinion filed as Exhibit 8.2).
23.4	—	Consent of BKD, LLP, Home BancShares, Inc.’s independent registered public accounting firm.
23.5	—	Consent of BKD, LLP, Happy Bancshares, Inc.’s independent registered public accounting firm.
99.1	—	Consent of Piper Sandler & Co., financial advisor to Home BancShares, Inc.
99.2	—	Consent of Stephens Inc., financial advisor to Happy Bancshares, Inc.
107	—	Calculation of Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conway, State of Arkansas, on March 31, 2022.

HOME BANCSHARES, INC.

By:	/s/ John W. Allison
John W. Allison
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Allison	Chairman of the Board of Directors, Chief	March 31, 2022
John W. Allison	Executive Officer and President (Principal
Executive Officer)

/s/ Brian S. Davis
Brian S. Davis	Chief Financial Officer, Treasurer and	March 31, 2022
Director (Principal Financial Officer)

/s/ Jennifer C. Floyd	Chief Accounting Officer (Principal	March 31, 2022
Jennifer C. Floyd	Accounting Officer)

*	Director	March 31, 2022
Milburn Adams

*	Director	March 31, 2022
Robert H. Adcock, Jr

*	Director	March 31, 2022
Richard H. Ashley

*	Director	March 31, 2022
Mike D. Beebe

*	Vice Chairman of the Board and Director	March 31, 2022
Jack E. Engelkes

*	Director	March 31, 2022
Tracy M. French

*	Director	March 31, 2022
Karen Garrett

*	Director	March 31, 2022
James G. Hinkle

*	Director	March 31, 2022
Alex R. Lieblong

*	Director	March 31, 2022
Thomas J. Longe

*	Director	March 31, 2022
Jim Rankin, Jr.

*	Director	March 31, 2022
Larry W. Ross

*	Director	March 31, 2022
Donna J. Townsell

* /s/ Brian S. Davis
Brian S. Davis
Attorney-in-Fact
March 31, 2022